UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

LEXON TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24721	87-0502701
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14830 Desman Road
La Mirada, CA 90638
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 522-0260

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

See Item 2.01

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

Sale of Paragon Toner Inc.

On December 31, 2010 Whereas 15,069 shares of Paragon Toner Inc. representing 100% ownership of Paragon Toner Inc. in exchange for existing Lexon Technology Inc. shares specifically 166,300,000 shares held by James Park and 66,700,000 shares held by Young Won for a total of 200,000,000 shares of Lexon Technologies.

The internet properties namely 7inkjet.com, nanoninket.com and Yourcartridges.com will remain with Lexon Technologies Inc, and will become the main operation of the company.

The ratio for the stock exchange is 13,722 shares of Lexon Technology for 1 share of Paragon Toner Inc.

It is noted that Mr. James Park and Mr. Young Won are both currently officers and directors of the Company.

Exhibits

99.1	Purchase Agreement
99.2	Shareholder Resolution

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXON TECHNOLOGIES INC.

Date: January 5, 2011	By:	/s/ James Park
James Park
CEO